EXHIBIT 4.2

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE LIBERTY GLOBAL, INC. SERIES B COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND NEW YORK, NY CUSIP 530555 20 0 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES that is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES B COMMON STOCK, PAR VALUE $.01 PER SHARE, OF LIBERTY GLOBAL, INC. transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. [sig] CHIEF EXECUTIVE OFFICER: [sig] SECRETARY LIBERTY GLOBAL, INC CORPORATE SEAL DELAWARE Dated: COUNTERSIGNED AND REGISTERED EQUISERVE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 /ETHER 19 /LIVE JOBS/L/ LIBERTY 19998 FC Lot 2 PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720 PROOF OF JUNE 6, 2005 LIBERTY GLOBAL, INC. TSB 19998 FC Lot 2 Operator Ron/Teresa REV. 1 PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: __ OK AS IS __ OK WITH CHANGES __ MAKE CHANGES AND SEND ANOTHER PROOF Colors Selected for Printing: Intaglio prints in SC-5 Peacock Green. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good represention of the color as it will appear on the final product. However, it not an exact color rendition, and the final printed product may appear slighty different from the proof due to the difference between the dyes and printing ink.

LIBERTY GLOBAL, INC.

     The Corporation will furnish without charge to each shareholder who so requests a full statement of the designations, preferences, limitations and relative rights of each class of stock or series thereof of the Corporation and the variations in the relative rights and preferences between the shares of any series of preferred stock, so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of any series of preferred stock. Such requests may be made to the Corporation or to the transfer agent.

ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entities		(Cust)		(Minor)
JT TEN	—	as joint tenants with the right of		under Uniform Gifts to Minors
		survivorship and not as tenants		Act
		in common			(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the Series B Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.	.

Dated

Signature(s):
☒
☒

NOTICE:	THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C.
RULE 17Ad – 15.